EXHIBIT 5




                              MICHAEL HARRIS, P.A.
                                Attorneys at Law
                         712 U.S. HIGHWAY ONE, SUITE 400
                         NORTH PALM BEACH, FLORIDA 33408
                            Telephone: (561) 844-3600
                            Facsimile: (561) 845-0108
                         E-Mail Address: jovocop@att.net
Michael D. Harris
Beth J. Harris

                                 January 9, 1997


Top Source Technologies, Inc.
7108 Fairway Drive, Suite 200
Palm Beach Gardens, FL  33418-3757

              Re:     Top Source Technologies, Inc./Form S-8

Dear Sirs:

              You have advised us that Top Source Technologies, Inc. (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to 500,000 shares of common stock, $.001 par value per share.

              In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

              You have advised us that as of January 9, 1998 the Company's authorized capital consists of 50,000,000 shares of common stock, $.001 par value, of which 28,461,477 shares have been issued. You have further advised us that the Company has received valid consideration for the issuance of these shares.

              After having examined the Company's certificate of incorporation, as amended, bylaws, minutes and the agreement between the Company and Mr. William C. Willis, Jr. and financial statements incorporated by reference into the Registration Statement, we are of the opinion that the issued and outstanding shares of common stock (numbering 28,461,477) are, and the unissued securities to be offered by the Company itself pursuant to the Registration Statement will be, when offered and sold fully paid and nonassessable, duly authorized and validly issued.

                                   Very truly yours,


                                    /s/ LAW OFFICES OF
                                    MICHAEL   HARRIS, P.A.